                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

STATE OF OKLAHOMA    Section
                     Section      KNOW BY ALL THESE PRESENTS:
COUNTY OF OKLAHOMA   Section

        I, Gary C. Hill, do hereby appoint Mark Dubberstein as my true and lawful attorney-in-fact ("Attorney-in-Fact") and grant such Attorney-in-Fact full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

            1)  To execute and file for and on behalf of me, in my capacity as an officer, director, or significant stockholder of Bronco
                Drilling Company, Inc. or any of its subsidiaries (collectively, the "Company"), reports or other filings under Section 16 of the
                Securities Exchange Act of 1934, as amended (the "Exchange
                Act"), and the rules thereunder, including without limitation,
                Forms 3, 4 and 5, including any amendments, corrections,
                supplements or other changes thereto;

            2)  To do and perform any and all acts for and on behalf of me which may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the United
                States Securities and Exchange Commission and any stock exchange or similar authority; and

            3)  To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such
                Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such Attorney-in-Fact's discretion.

        I hereby grant to such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the
Attorney-in-Fact shall lawfully does or causes to be done by virtue of this
Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorney-in-Fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with
Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Exchange Act with respect to the my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorney-in-Fact.

        Liability. The Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such
Attorney-in-Fact's willful misconduct. In no event shall such Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

        Severability. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof;
provided that if any provision of this Power of Attorney, as applied to me or to such Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of
Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

        Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER,
AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS
OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF
APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2006.

                                             /s/ Gary C. Hill
                                             -----------------------------------
                                             Name: Gary C. Hill

STATE OF OKLAHOMA    Section
                     Section
COUNTY OF OKLAHOMA   Section

        On this 11th day of August 2006, before me personally appeared Gary C.
Hill, to me personally known and known to me to be the same person whose name is signed to the foregoing document, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                             /s/ Pamela A. Claunch
                                             -----------------------------------
                                             Name: Pamela A. Claunch

                                             Commission #: 03005602

                                             My Commission Expires: 05/13/07